UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

EMPERY DIGITAL INC.
(Name of Registrant as Specified In Its Charter)

ATG CAPITAL OPPORTUNITIES FUND LP

ATG CAPITAL MANAGEMENT LP

ATG CAPITAL MANAGEMENT GP LLC

GABRIEL D. GLIKSBERG

ARATI BATTA

RONALD H. DAVIES

JAMES C. ELBAOR

MEREDITH S. KIRSHENBAUM

AARON T. MORRIS

CHRISTOPHER E. NOVAK

HEATHER A. POWERS

EVAN RATNER

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ATG Capital Opportunities Fund LP, together with the other participants named herein (collectively, “ATG Capital”), has filed a preliminary proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2026 annual meeting of stockholders (the “Annual Meeting”) of Empery Digital Inc., a Delaware corporation (the “Company”).

On April 6, 2026, ATG Capital filed its Amendment No. 6 to the Schedule 13D with respect to its filing of a Verified Complaint in the Court of Chancery of the State of Delaware seeking injunctive relief against the Company and its board of directors. A copy of ATG Capital’s Amendment No. 6 to the Schedule 13D is attached hereto as Exhibit 1 and is incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

ATG Capital Opportunities Fund LP, a Delaware limited partnership (“ATG Fund”), together with the other participants in its proxy solicitation (collectively, “ATG Capital”), has filed a preliminary proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes in connection with the 2026 annual meeting of stockholders of Empery Digital Inc., a Delaware corporation (the “Company”).

ATG CAPITAL STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be ATG Fund, a Delaware limited partnership, ATG Capital Management LP, a Delaware limited partnership (“ATG Management”), ATG Capital Management GP LLC, a Delaware limited liability company (“ATG GP”), Gabriel D. Gliksberg, Arati Batta, Ronald H. Davies, James C. Elbaor, Meredith S. Kirshenbaum, Aaron T. Morris, Christopher E. Novak, Evan Ratner and Heather A. Powers.

As of the date hereof, ATG Fund directly beneficially owns 4,500,000 shares of Common Stock. ATG Management, as the investment manager of ATG Fund, may be deemed to beneficially own the shares of Common Stock owned directly by ATG Fund. ATG GP, as the general partner of ATG Management, may be deemed to beneficially own the shares of Common Stock owned directly by ATG Fund. Mr. Gliksberg, as the Managing Member of the ATG GP, may be deemed to beneficially own the shares of Common Stock owned directly by ATG Fund. As of the date hereof, none of Messes. Batta, Kirshenbaum and Powers or Messrs. Davies, Elbaor, Morris, Novak and Ratner own beneficially or of record any securities of the Company.